Exhibit 10.18.2

ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (the “Assignment”) is made this 1st day of January, 2006 (the “Effective Date”), by and between MUNICIPAL MORTGAGE & EQUITY, LLC, a Delaware limited liability company (“Assignor”) and MMA FINANCIAL, INC., a Maryland corporation (“Assignee”) and acknowledged and consented to by MICHAEL L. FALCONE (the “Employee”).

WHEREAS, Assignor and Employee are parties to that certain Employment Agreement dated as of January 1, 2005 attached hereto as Exhibit A (the “Employment Agreement”); and

WHEREAS, Assignor desires to assign to Assignee, and Assignee desires to assume the rights and obligations under the Employment Agreement; and

WHEREAS, Assignor desires to document Employee’s acknowledgment and agreement to this Assignment in accordance with Section 10(b) of the Employment Agreement;

NOW, THEREFORE, in consideration of the mutual covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Assignment and Assumption. As of the Effective Date and in accordance with this Assignment, Assignor hereby conveys and assigns and Assignee hereby assumes all of the obligations of the “Employer” under the Employment Agreement, and the Assignee agrees to be bound by and subject to all the terms and conditions of the Employment Agreement from and after the Effective Date.

2. Continuing Rights and Obligations of the Assignor. Notwithstanding the agreements set forth in Section 1 of this Assignment, the parties hereto acknowledge and agree that all references in the Employment Agreement to the “Employer” with respect to (a) the Board of Directors or committees thereof, (b) equity compensation plans, (c) a “Change in Control” (as defined in the Employment Agreement) and (d) the covenant not to compete made by the Employee (collectively, the “Assignor Rights”) shall refer to the Assignor, as applicable. The Assignor shall continue to have all rights to act under the Employment Agreement with respect to the Assignor Rights, and nothing in this Assignment shall otherwise limit, terminate or modify such Assignor Rights.

3. Effective Date. The effective date of this Assignment shall be as of the Effective Date.

4. Binding Effect. This Assignment shall inure to the benefit of, and shall be binding upon, the parties hereto and their respective successors, assigns and personal representatives.

5. Counterparts. This Assignment may be executed in counterparts, all of which together shall constitute one agreement.

6. Governing Law. This Assignment shall be governed by and construed and enforced in accordance with the laws of the State of Maryland without giving effect to the conflict of laws provisions thereof.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have set their hand and seal as of the date first above written.

MUNICIPAL MORTGAGE & EQUITY, LLC

By:	/s/ Melanie M. Lundquist
Name:	Melanie M. Lundquist
Title:	EVP and Chief Financial Officer

MMA FINANCIAL, INC.

By:	/s/ Melanie M. Lundquist
Name:	Melanie M. Lundquist
Title:	EVP and Chief Financial Officer

Acknowledged and Consented to by:

/s/ Michael L. Falcone
Name: Michael L. Falcone